Exhibit 99.2

JEFFERSON BANKSHARES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

($ in thousands except per share data)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets

Cash and due from banks	$18,014	24,114
Federal funds sold and other overnight investments	42	14

Total cash and cash equivalents	18,056	24,128

Certificates of deposit	2,739	2,739
Securities available for sale	45,529	49,144
Federal Home Loan Bank	2,052	489
Loans, net of allowance for loan losses of $2,265 and $2,122	241,192	212,306
Accrued interest receivable	665	643
Premises and equipment, net	4,422	4,535
Deferred taxes	738	975
Other assets	1,149	1,144

Total assets	$316,542	296,103

Liabilities and Stockholders’ Equity

Liabilities:
Noninterest-bearing	81,880	80,206
Savings, NOW and money-market deposits	129,414	146,663
Time deposits	26,544	29,497
Customer repurchase agreements	6,015	5,032

Total deposits	243,853	261,398

Federal Home Loan Bank advances	42,000	6,000
Other Borrowings	3,030	3,030
Accrued expenses and other liabilities	1,479	1,104

Total liabilities	290,362	271,532

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 9,000,000 shares authorized, and 2,698,102 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	27	27
Additional paid-in capital	27,277	27,232
Accumulated deficit	(367)	(1,537)
Accumulated other comprehensive loss	(757)	(1,151)

Total stockholders’ equity	26,180	24,571

Total liabilities and stockholders’ equity	$316,542	296,103

JEFFERSON BANKSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Earnings

($ in thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans	$2,680	2,228	5,166	4,325
Securities	204	203	403	407
Federal funds and other	22	17	52	50

Total interest income	2,906	2,448	5,621	4,782

Interest expense:
Deposits	143	148	294	305
Borrowings	101	46	150	87

Total interest expense	244	194	444	392

Net interest income	2,662	2,254	5,177	4,390

Provision for loan losses	143	-	143	50

Net interest income after provision for loan losses	2,519	2,254	5,034	4,340

Noninterest income
Service charges and other fees	231	197	448	372

Noninterest expenses:
Salaries and employee benefits	1,076	956	2,179	1,932
Occupancy and equipment	282	270	563	548
FDIC insurance	36	31	82	62
Professional fees	(115)	47	(73)	101
Advertising and marketing	19	36	49	73
Data processing	228	200	455	384
Other general and administrative	132	192	328	368

Total noninterest expenses	1,658	1,732	3,583	3,468

Earnings before income taxes	1,092	719	1,899	1,244

Income taxes	421	267	729	460

Net earnings	671	452	1,170	784

Less: preferred stock dividends	-		-	(3)

Net earnings applicable to common shareholders	$671	452	1,170	781

Basic earnings per share	$0.25	0.17	0.43	0.29

Diluted earnings per share	$0.24	0.16	0.42	0.28

JEFFERSON BANKSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net earnings	$671	452	1,170	784

Other comprehensive income:
Change in unrealized loss on securities-
Unrealized gain arising during the period	291	606	631	1,463

Deferred income taxes on above change	(109)	(227)	(237)	(549)

Total other comprehensive income	182	379	394	914

Comprehensive income	$853	831	1,564	1,698

JEFFERSON BANKSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2015 and Six Months Ended June 30, 2016

(Six Months Ended June 30, 2016 Unaudited)

($ in thousands)

							Accumulated
							Other
	Preferred Stock				Additional		Compre-	Total
	Series A		Common Stock		Paid-In	Accumulated	hensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Loss)	Equity

Balance at December 31, 2015	3,367	$3,367	2,452,853	$25	$24,645	$(767)	$(1,226)	26,044

Net earnings	-	-	-	-	-	784	-	784

Change in net unrealized loss on securities available for sale, net of tax effect	-	-	-	-	-	-	914	914

Stock-based compensation			-	-	8	-	-	(3,359)

Cash dividends paid on preferred stock	-	-	-	-	-	(3)	-	(3)

Redeemed preferred stock	(3,367)	(3,367)	-	-	-	-	-	(3,362)

Balance at June 30, 2016	-	$-	2,452,853	$25	$24,653	$14	$(312)	$24,380

JEFFERSON BANKSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Year Ended December 31, 2016 and Six Months Ended June 30, 2017

(Six Months Ended June 30, 2017 Unaudited)

($ in thousands)

							Accumulated
							Other
	Preferred Stock				Additional		Compre-	Total
	Series A		Common Stock		Paid-In	Accumulated	hensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Loss)	Equity

Balance at December 31, 2016	-	-	2,698,102	27	27,232	(1,537)	(1,151)	24,571

Net earnings	-	-	-	-	-	1,170	-	1,170

Change in net unrealized loss on securities available for sale, net of tax effect	-	-	-	-	-	-	394	394

Stock-based compensation	-	-	-	-	45	-	-	45

Balance at June 30, 2017	-	$-	2,698,102	$27	$27,277	$(367)	$(757)	$26,180

JEFFERSON BANKSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2017	2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net earnings	$1,170	784
Adjustments to reconcile net earnings to net cash provided by operating activities:
Credit for loan losses	143	50
Depreciation and amortization	143	141
Accretion of loan discount	(5)	(5)
Amortization of deferred loan fees and costs	49	3
Net loss on FA disposal	-	(1)
Net amortization of premiums and discounts on securities	34	53
Deferred income taxes	-	59
Amortization of core deposit intangible	26	26
Stock-based compensation	45	8
Net increase in accrued interest receivable	(22)	(44)
Net increase in other assets	(32)	(429)
Net increase in accrued expenses and other liabilities	374	178

Net cash provided by operating activities	1,925	823

Cash flows from investing activities:
Purchases of securities available for sale	-	(3,999)
Proceeds from payments, calls and maturities of securities available for sale	4,213	4,949
(Purchase) Redemption of Federal Home Loan Bank stock	(1,563)	98
Loan originations, net	(29,072)	(16,405)
Additions to premises and equipment, net	(29)	(25)

Net cash used in investing activities	(26,451)	(15,382)

Cash flows from financing activities:
Net (decrease) increase in deposits and repurchase agreements	(17,546)	7,060
Net increase (decrease) in Federal Home Loan Bank advances	36,000	(3,000)
Redemption of preferred stock	-	(3,367)
Increase in other borrowings	-	3,030
Dividends paid on preferred stock	-	(11)

Net cash provided by financing activities	18,454	3,712

Net (decrease) increase in cash	(6,072)	(10,847)

Cash and cash equivalents at beginning of period	24,128	21,972

Cash and cash equivalents at end of period	$18,056	11,125

Supplementary cash flow information
Interest paid on deposits and borrowed funds	$416	344

Income taxes paid	$170	408

Accumulated other comprehensive income, unrealized gain on securities available for sale, net of tax	$394	914